EXHIBIT 4.1

ATMOS ENERGY CORPORATION,
Issuer,
to
U.S. BANK NATIONAL ASSOCIATION,
Trustee
Indenture
Dated as of March 26, 2009
Debt Securities

Reconciliation and tie between Trust Indenture Act
of 1939 and Indenture, dated as of March 26, 2009

Trust Indenture
Act Section	Indenture Section
§ 310(a)(1)	608
(a)(2)	608
(b)	604, 607, 609(d)(1)
§ 311(a)	101(2), 604, 613
(b)	101(2), 604, 613
§ 312(c)	701
§ 313	702
§ 314(a)	703
(a)(4)	1004
(c)(1)	102
(c)(2)	102
(e)	101 (“Opinion of Counsel”), 102
§ 315(b)	601
§ 316(a)(last sentence)	101 (“Outstanding”)
(a)(1)(A)	512
(a)(1)(B)	513
(b)	508
(c)	104(d)
§ 317(a)(1)	503
(a)(2)	504
(b)	1003
§ 318(a)	107

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

Page
ARTICLE TWELVE
SINKING FUNDS

SECTION 1201. Applicability of Article	63
SECTION 1202. Satisfaction of Sinking Fund Payments with Securities	64
SECTION 1203. Redemption of Securities for Sinking Fund	64

ARTICLE THIRTEEN
REPAYMENT AT OPTION OF HOLDERS

SECTION 1301. Applicability of Article	65
SECTION 1302. Repayment of Securities	65
SECTION 1303. Exercise of Option	65
SECTION 1304. When Securities Presented for Repayment Become Due and Payable	66
SECTION 1305. Securities Repaid in Part	66

ARTICLE FOURTEEN
DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1401. Company’s Option to Effect Defeasance or Covenant Defeasance	67
SECTION 1402. Defeasance and Discharge	67
SECTION 1403. Covenant Defeasance	67
SECTION 1404. Conditions to Defeasance or Covenant Defeasance	68
SECTION 1405. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions	70
SECTION 1406. Reinstatement	70

          INDENTURE, dated as of March 26, 2009, between Atmos Energy Corporation, a Texas and Virginia corporation (herein called the “Company”), and U.S. Bank National Association, a banking corporation with trust powers organized and existing under the laws of the State of United States, trustee (herein called the “Trustee”).
RECITALS OF THE COMPANY
          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debt securities (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.
          This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.
          All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.
          NOW, THEREFORE, THIS INDENTURE WITNESSETH:
          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:
ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
          SECTION 101. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
     (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper”, as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;
     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States;

     (4) “or” is not exclusive and “including” means “including without limitation”; and
     (5) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
          Certain terms, used principally in Article Three, are defined in that Article.
          “Act”, when used with respect to any Holder, has the meaning specified in Section 104.
          “Additional Amounts” has the meaning specified in Section 1008.
          “Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Attributable Debt” means, as to any lease under which any Person is at the time liable for rent, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term, excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents, discounted from the respective due dates thereof at the rate of interest (or Yield to Maturity, in the case of Original Issue Discount Securities) borne by the then Outstanding Securities, compounded monthly.
          “Authenticating Agent” means any Person appointed by the Trustee to act on behalf of the Trustee pursuant to Section 612 to authenticate Securities.
          “Authorized Newspaper” means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.
          “Authorized Officer”, when used with respect to the Trustee, means any vice-president, assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, in each case who is assigned by the Trustee to administer corporate trust matters at its Corporate Trust Office, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
          “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
          “Board of Directors” means the Board of Directors of the Company or any duly authorized committee of such Board.
          “Board Resolution” means a copy of a resolution certified by the Corporate Secretary or an Assistant Corporate Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
          “Book-Entry Security” has the meaning specified in Section 304.
          “Business Day”, means any day that, in the city of the principal Corporate Trust Office of the Trustee and in the City of New York, is neither a Saturday, Sunday, or legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close.
          “Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated) in stock issued by a corporation.
          “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
          “Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person. To the extent necessary to comply with the requirements of the provisions of TIA Sections 310 through 317 as they are applicable to the Company, the term “Company” shall include any other obligor with respect to the Securities for the purposes of complying with such provisions.
          “Company Request” or “Company Order” means a written request or order signed in the name of the Company (i) by its Chairman, Chief Executive Officer, its President or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Corporate Secretary or an Assistant Corporate Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.
          “Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding any portion thereof constituting Funded Indebtedness) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company contained in the latest quarterly or annual report of the Company filed with the Commission under the Exchange Act and computed in accordance with generally accepted accounting principles.
          “Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office on the date of execution of this Indenture is located at U.S. Bank National Association, 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Corporate Trust Department.
          “corporation” includes corporations, associations, partnerships, limited liability companies, companies and business trusts.
          “covenant defeasance” has the meaning specified in Section 1403 hereof.
          “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar officer under any Bankruptcy Law.
          “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
          “Defaulted Interest” has the meaning specified in Section 308 hereof.
          “defeasance” has the meaning specified in Section 1402 hereof.
          “Definitive Security” has the meaning specified in Section 304 hereof.
          “Depository” has the meaning specified in Section 304.
          “Euroclear” means Morgan Guaranty Trust Company of New York, Brussels Office, or its successor as operator of the Euroclear System.
          “Event of Default” has the meaning specified in Section 501.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Extension Notice” and “Extension Period” shall have the meanings specified in Section 309.
          “Final Maturity” has the meaning specified in Section 309.
          “Funded Indebtedness” means as applied to any Person, means all Indebtedness of such Person maturing after, or renewable or extendable at the option of such Person beyond, 12 months from the date of determination.
          “generally accepted accounting principles” or “GAAP” means generally accepted accounting principles in the United States.

          “Global Securities” means one or more Securities evidencing all or part of the Securities to be issued as Book-Entry Securities, issued to the Depository in accordance with Section 304 and bearing the legend prescribed in Section 204.
          “Government Obligations” means securities which are (i) direct obligations of the United States government or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States government, the payment of which is unconditionally guaranteed by the United States government, which, in either case, are full faith and credit obligations of the United States government payable and are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest or principal of the Government Obligation evidenced by such depository receipt.
          “guarantee” means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation or (ii) an agreement, direct or indirect, contingent or otherwise, providing assurance of the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. Notwithstanding anything herein to the contrary, a guarantee shall not include any agreement solely because such agreement creates a Lien on the assets of any Person. The amount of a guarantee shall be deemed to be the maximum amount of the obligation guaranteed for which the guarantor could be held liable under such guarantee.
          “Holder” means the Person in whose name a Security is registered in the Security Register.
          “incorporated provision” has the meaning specified in Section 107.
          “Indebtedness” means obligations for money borrowed, evidenced by notes, bonds, debentures or other similar evidences of indebtedness.
          “Indenture” means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 301; provided, however, that, if at any time there is more than one series of Securities issued under this instrument, “Indenture” shall mean, with respect to each such series of Securities, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the provisions hereof applicable to such series and shall include the terms of such series of Securities established as contemplated by Section 301, exclusive, however, of any provisions or terms which do not relate to such series, regardless of when such provisions or terms were adopted.
          “Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.
          “interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity at the rate prescribed in such Original Issue Discount Security.
          “Interest Payment Date”, when used with respect to any series of Securities, means the Stated Maturity of an installment of interest on such Securities.
          “Lien” means any lien, mortgage, pledge, encumbrance, charge or security interest securing Indebtedness; provided, however, that the following types of transactions will not be considered, for purposes of this definition, to result in a Lien: (i) any acquisition by the Company or any Restricted Subsidiary of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in oil, gas or any other mineral in place or the proceeds thereof, (ii) any conveyance or assignment whereby the Company or any Restricted Subsidiary conveys or assigns to any Person or Persons an interest in oil, gas or any other mineral in place or the proceeds thereof, (iii) any Lien upon any property or assets either owned or leased by the Company or any Restricted Subsidiary or in which the Company or any Restricted Subsidiary owns an interest that secures for the benefit of the Person or Persons paying the expenses of developing or conducting operations for the recovery, storage, transportation or sale of the mineral resources of such property or assets (or property or assets with which it is unitized) the payment to such Person or Persons of the Company’s or the Restricted Subsidiary’s proportionate part of such development or operating expenses, (iv) any lease classified as an operating lease under generally accepted accounting principles, (v) any hedging arrangements entered into in the ordinary course of business, including any obligation to deliver any mineral, commodity or asset in connection therewith or (vi) any guarantees by the Company of the repayment of Indebtedness of any Subsidiary or guarantees by any Subsidiary of the repayment of Indebtedness of any entity, including, but not limited to, Indebtedness of Atmos Energy Marketing, L.L.C.
          “mandatory sinking fund payment” shall have the meaning specified in Section 1201.
          “Maturity”, when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided whether at the Stated Maturity, by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.
          “Non-Recourse Indebtedness” means, at any time, Indebtedness incurred after the date of the Indenture by the Company or a Restricted Subsidiary in connection with the acquisition of property or assets by the Company or a Restricted Subsidiary or the financing of the construction of or improvements on property, whenever acquired, provided that, under the terms of such Indebtedness and under applicable law, the recourse at such time and thereafter of the lenders with respect to such Indebtedness is limited to the property or assets so acquired, or the construction or improvements, including Indebtedness as to which a performance or completion guarantee or similar undertaking was initially applicable to the Indebtedness or the related property or assets if the guarantee or similar undertaking has been satisfied and is no longer in effect. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the Company, any Subsidiary of the Company or any other person for (a) environmental or tax warranties and indemnities and such other representations, warranties, covenants and indemnities as are customarily required in such transactions, or (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received from secured assets to be paid to the lender, waste and mechanics’ liens or similar matters.
          “Officers’ Certificate” means a certificate signed by (i) the Chairman, Chief Executive Officer, the President, a Vice President or the Treasurer of the Company and (ii) the Corporate Secretary or an Assistant Corporate Secretary of the Company and delivered to the Trustee; provided, however, that such certificate may be signed by two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.
          “Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company. Each such opinion shall include the statements provided for in TIA Section 314(e) to the extent applicable.
          “Option to Elect Repayment” shall have the meaning specified in Section 1303.
          “Optional Reset Date” shall have the meaning specified in Section 308.
          “optional sinking fund payment” shall have the meaning specified in Section 1201.
          “Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.
          “Original Stated Maturity” shall have the meaning specified in Section 309.
          “Outstanding” when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
     (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
     (ii) Securities, or portions thereof, for whose payment, purchase, redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;
     (iii) Securities, except to the extent provided in Sections 1402 and 1403, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen; and
     (iv) Securities paid pursuant to Section 307 or Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;
provided, however, that, in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, direction, consent or waiver hereunder, and for the purpose of making the calculations required by TIA Section 316, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 502, (ii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 301, and (iii) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which an Authorized Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.
          “Participants” has the meaning specified in Section 304.
          “Paying Agent” means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (or premium, if any) or interest, if any, on any Securities on behalf of the Company.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          “Place of Payment” means, when used with respect to the Securities of or within any series, the place or places where the principal of (and premium, if any) and interest, if any, on such Securities are payable as specified as contemplated by Sections 301 and 1002.
          “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 307 in exchange for a mutilated Security or in lieu of a destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
          “Principal Property” means any natural gas distribution property located in the United States, except any property that in the opinion of the Board of Directors of the Company is not of material importance to the total business conducted by the Company and its consolidated Subsidiaries.
          “Redemption Date”, when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.
          “Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
          “Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of or within any series means the date specified for that purpose as contemplated by Section 301.
          “Repayment Date” means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment pursuant to this Indenture.
          “Repayment Price” means, when used with respect to any Security to be repaid at the option of the Holder, the price at which it is to be repaid pursuant to this Indenture.
          “Reset Notice” shall have the meaning specified in Section 308.
          “Restricted Securities” has the meaning specified in Section 1006.
          “Restricted Subsidiary” means any Subsidiary the amount of Consolidated Net Tangible Assets of which constitutes more than 10% of the aggregate amount of Consolidated Net Tangible Assets of the Company and its Subsidiaries.
          “Sale and Leaseback Transaction” means any arrangement with any Person in which the Company or any Restricted Subsidiary leases any Principal Property that has been or is to be sold or transferred by the Company or the Restricted Subsidiary to such Person, other than any such arrangement involving (i) a lease for a term, including renewals at the option of the lessee, of not more than three years or classified as an operating lease under generally accepted accounting principles, (ii) leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and (iii) leases of a Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of the Principal Property, whichever is later.
          “Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture; provided, however, that if at any time there is more than one series of Securities, “Securities” with respect to the Indenture for such series shall mean the Securities authenticated and delivered under such Indenture for such series, exclusive, however, of the Securities of any series authenticated and delivered under any other Indenture.
          “Security Register” and “Security Registrar” have the respective meanings specified in Section 306.
          “Special Record Date” means a date fixed by the Trustee for the payment of any Defaulted Interest pursuant to Section 308.
          “Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security representing such installment of principal or interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable, as such date may be extended pursuant to the provisions of Section 309.
          “Subsequent Interest Period” shall have the meaning specified in Section 308.
          “Subsidiary” of the Company means (i) a corporation, a majority of whose Capital Stock with rights, under ordinary circumstances, to elect directors is owned, directly or indirectly, at the date of determination, by the Company, by one or more Subsidiaries or by the Company and one or more Subsidiaries or (ii) any other Person (other than a corporation) in which at the date of determination the Company, one or more Subsidiaries or the Company and one or more Subsidiaries, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs of that Person.
          “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this Indenture was executed, except as provided in Section 905.
          “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.
          “Trustee Payments“shall have the meaning specified in Section 610.
          “United States” means, unless otherwise specified with respect to any Securities pursuant to Section 301, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

          “United States person” means, unless otherwise specified with respect to any Securities pursuant to Section 301, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.
          “Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.
          “Yield to Maturity” means the yield to maturity, computed at the time of issuance of a Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.
          SECTION 102. Compliance Certificates and Opinions.
          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
          Every certificate or opinion (other than the certificates required by Section 1004) with respect to compliance with a covenant or condition provided for in this Indenture shall include:
     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

          SECTION 103. Form of Documents Delivered to Trustee.
          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
          SECTION 104. Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of any series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to TIA Section 315) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.
          (c) The ownership of Securities shall be proved by the Security Register.
          (d) If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.
          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
          SECTION 105. Notices, Etc. to Trustee and Company.
          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
     (1) the Trustee by any Holder, an agent of any bank or the Company shall be sufficient for every purpose hereunder if made, given, furnished or delivered, in writing, to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department; or
     (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered, in writing, to the Company, addressed to it c/o 1800 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, Texas 75240, Attention: Treasurer, or at any other address previously furnished in writing to the Trustee by the Company.
          SECTION 106. Notice to Holders; Waiver.
          Where this Indenture provides for notice of any event to Holders of Securities by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Securities. Any notice mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.
          In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders of Securities when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be sufficient giving of such notice for every purpose hereunder.
          Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.
          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
          SECTION 107. Conflict of Any Provision of Indenture with Trust Indenture Act.
          If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Sections 310 to 318, inclusive, or conflicts with any provision (an “incorporated provision”) required by or deemed to be included in this Indenture by operation of such TIA Sections, such imposed duties or incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.
          SECTION 108. Effect of Headings and Table of Contents.
          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
          SECTION 109. Successors and Assigns.
          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
          SECTION 110. Separability Clause.
          In case any provision in this Indenture or in any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 111. Benefits of Indenture.
          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Securities Registrar and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.
          SECTION 112. Governing Law.
          This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles that would apply any other law. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.
          SECTION 113. Legal Holidays.
          In any case where any Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date or Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, or if this Indenture provides for a time period that ends on a day that is not a Business Day, then (notwithstanding any other provision of this Indenture or of any Security other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section), (a) payment of principal (or premium, if any) or interest, if any, need not be made at such Place of Payment on such date, but such payments may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be, to such succeeding Business Day and (b) such time period shall be deemed to end on the next succeeding Business Day.
          SECTION 114. No Recourse Against Others.
          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting any of the Securities waives and releases all such liability.

ARTICLE TWO

SECURITY FORMS
          SECTION 201. Forms Generally.
          The Securities shall be in substantially the forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the forms of Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Corporate Secretary or an Assistant Corporate Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.
          The Trustee’s certificate of authentication on all Securities shall be in substantially the form set forth in this Article.
          The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.
          SECTION 202. Form of Trustee’s Certificate of Authentication.
          Subject to Section 612, the Trustee’s certificate of authentication shall be in substantially the following form:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
          Dated:
          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By

Authorized Officer

          SECTION 203. Securities Issuable in Global Form.
          When Securities of or within a series are issued in global form, as specified as contemplated by Section 301, then, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or Section 305. Subject to the provisions of Section 303 and, if applicable, Section 305, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or Section 305 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.
          The provisions of the last sentence of Section 303 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.
          Notwithstanding the provisions of Section 308, unless otherwise specified as contemplated by Section 301, payment of principal of (and premium, if any) and interest, if any, on any Security in permanent global form shall be made to the Person or Persons specified therein.
          Notwithstanding the provisions of Section 310 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent Global Security the Holder of such permanent Global Security.
          SECTION 204. Form of Legend for Book-Entry Securities.
          Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY

NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
ARTICLE THREE
THE SECURITIES
          SECTION 301. Amount Unlimited; Issuable in Series.
          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
          The Securities may be issued in one or more series. There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 303, set forth in, or determined in the manner provided in, an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which, if so provided, may be determined from time to time by the Company with respect to unissued Securities of the series and set forth in such Securities of the series when issued from time to time):
     (1) The title of the Securities of the series (which shall distinguish the Securities of the series from all other series of Securities);
     (2) Whether the Securities of the series are subject to subordination and, if so, the terms of such subordination;
     (3) The aggregate principal amount of the Securities of the series, the percentage of their principal amount at which the Securities of the series shall be issued and the date or dates on which the principal of the Securities of the series shall be payable or the method by which such date or dates shall be determined or extended;
     (4) The rate or rates (which may be fixed or variable) at which the Securities of the series shall bear interest, if any, and, if variable, the method by which such rate or rates shall be determined and the periods when such rate or rates will be in effect;
     (5) The date or dates from which any interest shall accrue or the method by which such date or dates will be determined, the date or dates on which any interest will be payable (including the Regular Record Dates for such Interest Payment Dates) or the method by which such dates will be determined, the terms under which payment of any interest may be deferred if it may be deferred, and the basis on which any interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

     (6) The place or places, if any, other than or in addition to New York City, where the principal of (and premium, if any, on) and interest, if any, on the Securities of the series will be payable, where any Securities may be surrendered for registration of transfer, where the Securities of the series may be surrendered for exchange and where notices or demands to or upon the Company in respect of the Securities of the series may be served;
     (7) The period or periods within which, the price or prices at which, and the other terms and conditions upon which, the Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option and any restrictions on the sources of funds for redemption payments (which may benefit the holders of any other securities of the Company);
     (8) The obligation, if any, of the Company to redeem, purchase or repay the Securities of the series, in whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which, the Securities of the series will be so redeemed, purchased or repaid;
     (9) Whether the amount of payments of principal of (and premium, if any, on) and interest, if any, on the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may, without limitation, be based on one or more commodities, equity indices or other indices) and the manner in which such amounts shall be determined;
     (10) Any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to the Securities of the series (which Events of Default or covenants may not be consistent with the Events of Default or covenants set forth in the general provisions of this Indenture);
     (11) If other than the entire principal amount thereof, the portion of the principal amount of the Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or the method by which such portion shall be determined;
     (12) Any provisions in modification of, in addition to or in lieu of any provisions of Article Fourteen of this Indenture relating to defeasance and covenant defeasance that shall be applicable to the Securities of the series;
     (13) Any provisions granting special rights to the Holders of the Securities of the series upon the occurrence of such events as may be specified;
     (14) If other than the Trustee, the designation of any Paying Agent or Security Registrar for the Securities of the series, and the designation of any transfer or other agents or depositories for the Securities of the series;
     (15) Whether the Securities of the series shall be issuable initially in temporary global form, whether any of the Securities of the series is to be issuable in permanent global form and, if so, whether beneficial owners of interests in any Global Security may exchange such interests for Definitive Securities of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the Indenture, and, if the Securities are to be issuable as a Global Security, the identity of the depository for the Securities of the series;
     (16) The person to whom any interest on any Security shall be payable, if other than the person in whose name the Securities of the series (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, or the manner in which any interest payable on a temporary Security issued in global form shall be paid (if other than as described in Section 304);
     (17) The denomination or denominations in which the Securities of the series shall be issuable, if other than $2,000 or any integral multiple of $1,000 in excess thereof;
     (18) Whether and under what circumstances the Company shall pay Additional Amounts, as contemplated by Section 1008 of this Indenture, on the Securities of the series to any Holder who is not a United States person (including any modification of the definition of such term as contained in this Indenture) in respect of any tax, assessment or governmental charge and, if so, whether the Company shall have the option to redeem the Securities of the series rather than pay such Additional Amounts (and the terms of any such option);
     (19) Whether the Securities of the series will be convertible into or exchangeable for other Securities, common shares or other securities of any kind of the Company or another obligor, and, if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the Company’s option, the conversion or exchange period, and any other provision related to such securities and
     (20) Any other terms, conditions, rights and preferences (or limitations on such rights and preferences) of the Securities of the series which may not be consistent with the other provisions of this Indenture.
          All Securities of any one series shall be substantially identical except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 303) and set forth in such Officers’ Certificate or in any such indenture supplemental hereto. Not all Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.
          If any of the terms of the series are established by action taken pursuant to one or more Board Resolutions, such Board Resolutions shall be delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

          SECTION 302. Denominations.
          The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 301. In the absence of any such provisions, the Securities of such series, other than Securities issued in global form (which may be of any denomination), shall be issuable in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
          SECTION 303. Execution, Authentication, Delivery and Dating.
          The Securities shall be executed on behalf of the Company by any one of the following: its Chairman, its Chief Executive Officer, its President or one of its Vice Presidents, and attested by one of its Vice Presidents, its Corporate Secretary or one of its Assistant Corporate Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.
          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, which order shall set forth the number of separate Securities, the principal amount of the Securities to be authenticated, the date on which the Securities are to be authenticated, the registered holders of the Securities and delivery instructions, and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Securities. If not all the Securities of any series are to be issued at one time and if the Board Resolution, Officers’ Certificate or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining terms of particular Securities of such series such as interest rate, stated maturity, date of issuance and date from which interest shall accrue.
          In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to TIA Sections 315(a) through 315(d)) shall be fully protected in relying upon, an Opinion of Counsel stating:
     (1) that the form or forms of such Securities have been established in conformity with the provisions of this Indenture;
     (2) that the terms of such Securities have been established in conformity with the provisions of this Indenture; and
     (3) that such Securities, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and made available for delivery by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles and to other customary qualifications.
          Notwithstanding the provisions of Section 301 and of the preceding two paragraphs, if not all the Securities of any series are to be issued at one time, so long as the terms and provisions of such Securities are substantially identical to the other Securities of such series, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to the preceding two paragraphs prior to or at the time of issuance of each Security, but such documents shall be delivered prior to or at the time of issuance of the first Security of such series.
          The Trustee shall not be required to authenticate and make available for delivery any such Securities if the issuance of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties, immunities, protections, privileges, indemnities and benefits under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee and the Trustee shall not be liable to the Company for any failure to authenticate any such Securities in such circumstances.
          Each Security shall be dated the date of its authentication.
          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 311 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
          SECTION 304. Book-Entry Securities.
          (a) The Securities of a series may be issuable in whole or in part in the form of one or more Global Securities (“Book-Entry Securities”) deposited with, or on behalf of, a Depository (the “Depository”). In the case of Book-Entry Securities, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of Outstanding Securities of the series to be represented by such

Global Security or Global Securities. The additional provisions set forth in this Section 304 shall apply to Book-Entry Securities.
          (b) Book-Entry Securities will be deposited with, or on behalf of, the Depository, and registered in the name of the Depository’s nominee, for credit to the respective accounts of institutions that have accounts with the Depository or its nominee (“Participants”); provided that Book-Entry Securities purchased by Persons outside the United States may be credited to or through accounts maintained at the Depository by or on behalf of Euroclear or Clearstream International. The accounts to be credited will be designated by the underwriters or agents of such Securities or, if such Securities are offered and sold directly by the Company, by the Company. Ownership of beneficial interests in Book-Entry Securities will be limited to Persons that may hold interests through Participants.
          Participants shall have no rights under this Indenture or any indenture supplemental hereto with respect to any Book-Entry Security held on their behalf by the Depository, or the Trustee as its custodian, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Book-Entry Security for all purposes whatsoever. Notwithstanding the foregoing, nothing in this Indenture or any such supplemental indenture shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between a Depository and its Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
          (c) Transfers of Book-Entry Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in Book-Entry Securities may be transferred or exchanged for Securities in fully registered, certificated form (“Definitive Securities”) only if (i) the Depository notifies the Trustee in writing that the Depository is no longer willing or able to continue as Depository and a qualified successor Depository is not appointed by the Company within 60 days following such notice, (ii) the Company, at any time and in its sole discretion, determines not to have any Securities of one or more series represented by Global Securities or (iii) after the occurrence of an Event of Default with respect to such Securities, a holder of Securities notifies the Trustee in writing that it wishes to receive a Definitive Security and provides to the Trustee evidence reasonably satisfactory to the Trustee of its ownership interest in such Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of Definitive Securities equal in principal amount to such beneficial interest and registered in its name.
          (d) In connection with any transfer or exchange of a portion of the beneficial interest in any Book-Entry Security to beneficial owners pursuant to paragraph (c) above, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Book-Entry Security in an amount equal to the principal amount of the beneficial interest in the Book-Entry Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like tenor and principal amount of authorized denominations.

          (e) In connection with the transfer of Book-Entry Securities as an entirety to beneficial owners pursuant to paragraph (c) above, the Book-Entry Securities shall be deemed to be surrendered to the Trustee for cancellation and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Book-Entry Securities, an equal aggregate principal amount of Definitive Securities of like tenor of authorized denominations.
          (f) The Holder of any Book-Entry Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.
          SECTION 305. Temporary Securities.
          Pending the preparation of Definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are typewritten, printed, lithographed, engraved or otherwise produced by any combination of these methods, in any authorized denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. Such temporary Securities may be in global form.
          If temporary Securities of any series are issued, the Company will cause Definitive Securities of that series to be prepared without unreasonable delay. After the preparation of Definitive Securities of such series, the temporary Securities of such series shall be exchangeable for Definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Securities of the same series of authorized denominations. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities of such series.
          Until exchanged in full as hereinabove provided, the temporary Securities of any series, including temporary Global Securities (whether or not issued as Book-Entry Securities as provided in Section 304), shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities of the same series and of like tenor authenticated and delivered hereunder.
          SECTION 306. Registration, Registration of Transfer and Exchange.
          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register for each series of Securities (the registers maintained in such office of the Trustee and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby initially appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.
          Except as otherwise described in this Article Three, upon surrender for registration of transfer of any Security of any series at the office or agency of the Security Registrar in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, in each case, of any authorized denominations and of a like aggregate principal amount.
          At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.
          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to pay all documentary, stamp, similar issue or transfer taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 305, 906, 1107 or 1305 not involving any transfer.
          Neither the Company nor the Security Registrar shall be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of that series under Section 1103 or 1203 and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

          SECTION 307. Mutilated, Destroyed, Lost and Stolen Securities.
          If any mutilated Security is surrendered to the Trustee together with, in proper cases, such security or indemnity as may be required by the Company or the Trustee to save each of them and any agent of either of them harmless from any loss or liability which any of them may suffer if a Security is replaced and subsequently presented or claimed for payment, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such mutilated Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
          If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or an Authorized Officer of the Trustee that such Security has been acquired by a “protected purchaser” (as defined in Article 8 of the Uniform Commercial Code), the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
          Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
          Every new Security of any series, if any, issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.
          The provisions of this Section 307 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
          SECTION 308. Payment of Interest; Interest Rights Preserved; Optional Interest Reset.
          (a) Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest, if any, on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the

Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest, if any, on any Security may at the Company’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 310, to the address of such Person as it appears on the Security Register or (ii) with the consent of the Trustee (if the Trustee is then serving as Paying Agent) wire transfer to an account located in the United States maintained by the payee.
          Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such defaulted interest and, if applicable, interest on such defaulted interest (to the extent lawful) at the rate specified in the Securities of such series (such defaulted interest and, if applicable, interest thereon herein collectively called “Defaulted Interest”) may be paid by the Company, at its election in each case, as provided in Subsection (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money (except as otherwise specified pursuant to Section 301 for the Securities of such series) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose name the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Subsection (2).
     (2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          (b) The provisions of this Section 308(b) may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section 301). The interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) on any Security of such series may be reset by the Company on the date or dates specified on the face of such Security (each an “Optional Reset Date”). The Company may exercise such option with respect to such Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to an Optional Reset Date for such Security, which notice shall contain such information as may be required by the Trustee to transmit the Reset Notice (as hereinafter defined). Not later than 40 days prior to each Optional Reset Date, the Trustee shall transmit, in the manner provided for in Section 106, to the Holder of any such Security a notice (the “Reset Notice”) indicating whether the Company has elected to reset the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable), and if so (i) such new interest rate (or such new spread or spread multiplier, if applicable) and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or if there is no such next Optional Reset Date, to the Stated Maturity of such Security (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Subsequent Interest Period.
          Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Company may, at its option, revoke the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) provided for in the Reset Notice and establish an interest rate (or a spread or spread multiplier used to calculate such interest rate, if applicable) that is higher than the interest rate (or the spread or spread multiplier, if applicable) provided for in the Reset Notice, for the Subsequent Interest Period by causing the Trustee to transmit, in the manner provided for in Section 106, notice of such higher interest rate (or such higher spread or spread multiplier, if applicable) to the Holder of such Security; and such notice shall be irrevocable. All Securities with respect to which the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) is reset on an Optional Reset Date, and with respect to which the Holders of such Securities have not tendered such Securities for repayment (or have validly revoked any such tender) pursuant to the next succeeding paragraph, will bear such higher interest rate (or such higher spread or spread multiplier, if applicable).
          The Holder of any such Security will have the option to elect repayment by the Company of the principal of such Security on each Optional Reset Date at a price equal to the principal amount thereof plus interest accrued to such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth in Article Thirteen for repayment at the option of Holders except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered any Security for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender or repayment until the close of business on the tenth day (or if such day is not a Business Day, on the immediately succeeding Business Day) before such Optional Reset Date.
          Subject to the foregoing provisions of this Section and Section 306, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
          SECTION 309. Optional Extension of Stated Maturity.
          The provisions of this Section 309 may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section 301). The Stated Maturity of any Security of such series may be extended at the option of the Company for the period or periods specified on the face of such Security (each an “Extension Period”) up to but not beyond the date (the “Final Maturity”) set forth on the face of such Security. The Company may exercise such option with respect to any Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to the Stated Maturity of such Security in effect prior to the exercise of such option (the “Original Stated Maturity”). If the Company exercises such option, the Trustee shall transmit, in the manner provided for in Section 106, to the Holder of such Security not later than 40 days prior to the Original Stated Maturity a notice (the “Extension Notice”) indicating (i) the election of the Company to extend the Stated Maturity, (ii) the new Stated Maturity, (iii) the interest rate, if any, applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period. Upon the Trustee’s transmittal of the Extension Notice, the Stated Maturity of such Security shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, such Security will have the same terms as prior to the transmittal of such Extension Notice.
          Notwithstanding the foregoing, not later than 20 days before the Original Stated Maturity of such Security, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to transmit, in the manner provided for in Section 106, notice of such higher interest rate to the Holder of such Security; and such notice shall be irrevocable. All Securities with respect to which the Stated Maturity is extended will bear such higher interest rate.
          If the Company extends the Maturity of any Security, the Holder will have the option to elect repayment of such Security by the Company on the Original Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order to obtain repayment on the Original Stated Maturity once the Company has extended the Maturity of such Security, the Holder must follow the procedures set forth in Article Thirteen for repayment at the option of Holders, except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that, if the Holder has tendered any Security for repayment pursuant to an Extension Notice, the Holder may by written notice to the Trustee revoke such tender for repayment until the close of business on the tenth day (or if such day is not a Business Day, on the immediately succeeding Business Day) before the Original Stated Maturity.
          SECTION 310. Persons Deemed Owners.
          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 306 and 308) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.
          None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of (i) the records relating to or payments made on account of any Participants or any beneficial ownership interests of a Security in global form, (ii) maintaining, supervising or reviewing any records maintained by any Depository or Participant or any other Person relating to such beneficial ownership interests, (iii) the delivery or timeliness of delivery of any notice to any beneficial owner of Securities which is required or permitted under the terms of this Indenture or such Securities, (iv) the selection of the beneficial owners to receive payments in the event of a partial redemption or repayment, or (v) any consent given or other action taken by the Depository or other Holder of a Security, as the registered holder thereof.
          Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depository, as a Holder, with respect to such Global Security or impair, as between such Depository and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depository (or its nominee) as Holder of such Global Security.
          SECTION 311. Cancellation.
          All Securities surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any current or future sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered to the Trustee shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures, unless by Company Order the Company shall direct that cancelled Securities be returned to it.
          SECTION 312. Computation of Interest.
          Interest, if any, on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

          SECTION 313. CUSIP Numbers.
          The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such “CUSIP” numbers in addition to serial numbers in notices of repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Securities, and any such repurchase shall not be affected by any defect in or omission of such “CUSIP” numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.
ARTICLE FOUR
SATISFACTION AND DISCHARGE
          SECTION 401. Satisfaction and Discharge of Indenture.
          This Indenture shall, upon Company Request, cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series expressly provided for herein or pursuant hereto) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when
          (1) either
     (A) all Securities of such series theretofore authenticated and delivered have been delivered to the Trustee for cancellation; or
     (B) all Securities of such series not theretofore delivered to the Trustee for cancellation
     (i) have become due and payable, or
     (ii) will become due and payable at their Stated Maturity within one year, or
     (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;
     (2) the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose (A) an amount of cash in U.S. dollars or (B) Government Obligations applicable to such series of Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of and premium, if any, and interest, if any, on such Securities, money in an amount, or (C) a combination of (A) and (B) in such amounts in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
     (3) the Company has delivered irrevocable instructions to the Trustee to apply the deposited cash and Government Obligations towards the payment of the Securities of such series at the Stated Maturity or Redemption Date;
     (4) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to such series; and
     (5) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.
          Notwithstanding the satisfaction and discharge of this Indenture as to such series, the obligations of the Company to the Trustee under Section 606, the obligations of the Trustee to any Authenticating Agent under Section 612 and, if money and/or Government Obligations shall have been deposited with the Trustee pursuant to subclause (B) of Subsection (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.
          SECTION 402. Application of Trust Money.
          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee.
ARTICLE FIVE
REMEDIES
          SECTION 501. Events of Default.
          “Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events:

     (1) default in the payment of any installment of interest upon any Security of such series when it becomes due and payable, continued for 30 days; or
     (2) default in the payment of the principal of (or premium, if any, on) any Security of such series at its Maturity; or
     (3) default in the deposit of any sinking fund payment, when and as due by the terms of the Securities of such series and Article Twelve; or
     (4) failure on the part of the Company to observe or perform any other covenant or agreement contained in this Indenture (other than a covenant or agreement included in this Indenture not for the benefit of such series) for 60 days after written notice stating the Company is in breach has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of outstanding Securities of such series; or
     (5) default under any indenture or instrument under which the Company or any Restricted Subsidiary has at the time outstanding indebtedness for borrowed money or guarantees thereof in any individual instance in excess of $25,000,000 and, if not already matured in accordance with its terms, such indebtedness has been accelerated and such acceleration is not cured within 30 days after notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of Outstanding Securities of such series; provided that, if, prior to the entry of judgment in favor of the Trustee for payment of the Securities of such series, the default under such indenture or instrument has been remedied by the Company or such Restricted Subsidiary, or waived by the holders of such indebtedness, then the Event of Default under this Indenture will be deemed likewise to have been remedied or waived; or
     (6) the entry of a decree or order by court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Bankruptcy Law or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or
     (7) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Law or any other applicable federal or state law, or the consent by the Company to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of the property of the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due; or

     (8) any other Event of Default provided for the benefit of Securities of such series.
          SECTION 502. Acceleration of Maturity; Rescission and Annulment.
          If any Event of Default described in Section 501 with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series and all accrued interest thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable.
          At any time after such a declaration of acceleration with respect to securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company, and the Trustee, may rescind and annul such declaration and its consequences if:
     (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:
     (1) all overdue interest, if any, on all Outstanding Securities of that series,
     (2) all unpaid principal of (and premium, if any, on) any Outstanding Securities of that series which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal (and premium, if any) at the rate or rates prescribed therefor in such Securities,
     (3) interest upon such overdue interest at the rate or rates prescribed therefor in such Securities, and
     (4) all sums paid or advanced by the Trustee for such series hereunder and reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel;
     (b) all Events of Default with respect to Securities of that series, other than the non-payment of principal of (or premium, if any, on) or interest, if any, on Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.
          No such rescission shall affect any subsequent default or impair any right consequent thereon.

          SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.
          The Company covenants that if:
     (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or
     (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, then the Company will, upon demand of the Trustee, pay to it for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, if any, and interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.
          If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series under this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights.
          SECTION 504. Trustee May File Proofs of Claim.
          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (i) to file and prove a claim for the whole amount of principal (and premium, if any), or such portion of the principal amount of any series of Original Issue Discount Securities or Indexed Securities as may be specified in the terms of such series, and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
     (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.
          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any proposal, plan of reorganization, arrangement, adjustment or composition or other similar arrangement affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
          SECTION 505. Trustee May Enforce Claims Without Possession of Securities.
          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
          SECTION 506. Application of Money Collected.
          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     First: To the payment of all amounts due the Trustee under Section 606;
     Second: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, if any, on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, if any, respectively; and
     Third: The balance, if any, to the Company.

          SECTION 507. Limitation on Suits.
          No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;
     (2) the Holders of at least 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of an Event of Default described in Section 501 in its own name as Trustee hereunder and such Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
     (3) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (4) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities of that series;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of the same series, in respect of any Event of Default described in Section 501, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Securities of the same series, in respect of such Event of Default.
          SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.
          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 308) interest, if any, on, such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
          SECTION 509. Restoration of Rights and Remedies.
          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
          SECTION 510. Rights and Remedies Cumulative.
          Except as otherwise provided in Section 307, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
          SECTION 511. Delay or Omission Not Waiver.
          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
          SECTION 512. Control by Holders.
          With respect to the Securities of any series, the Holders of not less than a majority in principal amount of the Outstanding Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, related to or arising under Section 501, provided that in each case
     (1) such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability, and
     (2) subject to the provisions of the TIA Section 315, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
          SECTION 513. Waiver of Past Defaults.
          Subject to Section 502, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past Default or Event of Default in Section 501 in respect of such series and its consequences, except a Default or Event of Default,
     (1) in respect of the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series, or

     (2) in respect of a covenant or provision of such series which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.
          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
          SECTION 514. Undertaking for Costs.
          All parties to this Indenture agree, and each Holder of Securities of any series by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on Securities of any series on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date); provided that neither this Section 514 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.
          SECTION 515. Waiver of Stay or Extension Laws.
          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE SIX
THE TRUSTEE
          SECTION 601. Notice of Defaults.
          Within 90 days after the occurrence of any Default hereunder with respect to the Securities of any series of which the Trustee is deemed to have knowledge pursuant to Section

602, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default hereunder, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Authorized Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided further that in the case of any Default or breach of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.
          SECTION 602. Certain Rights of Trustee.
          The duties and rights of the Trustee hereunder shall be provided in TIA Sections 315(a) through 315(d) and, subject thereto,
     (1) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (2) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (3) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
     (4) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (5) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (6) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;
     (7) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (8) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;
     (9) The Trustee shall not be liable for any error of judgment made in good faith by an Authorized Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
     (10) The Trustee is not required to take notice or deemed to have notice of any Default or Event of Default hereunder, unless an Authorized Officer of the Trustee has received notice in writing of such Default or Event of Default from the Company or from the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of the series so affected, and in absence of any such notice, the Trustee may conclusively assume that no Default or Event of Default exists;
     (11) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture;
     (12) The Trustee’s immunities and protections from liability and its rights to compensation and indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee’s officers, directors, agents and employees. Such immunities and protections and right to indemnification, together with the Trustees right to compensation, shall survive the Trustee’s resignation or removal and final payment of the Securities;
     (13) The Trustee shall have no responsibility for any information in any offering memorandum or other disclosure material distributed with respect to any series of Securities, and the Trustee shall have no responsibility for compliance with any state or federal securities laws in connection with the Securities, other than the filing of any documents required to be filed by an indenture trustee pursuant to the Trust Indenture Act;
     (14) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

     (15) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;
     (16) The Trustee shall not be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss or profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and
     (17) The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.
          SECTION 603. Trustee Not Responsible for Recitals or Issuance of Securities.
          The recitals contained herein and in the Securities, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements to be made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.
          SECTION 604. May Hold Securities.
          The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.
          SECTION 605. Money Held in Trust.
          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

          SECTION 606. Compensation and Reimbursement.
          The Company agrees:
     (1) to pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and
     (3) to indemnify each of Trustee or any predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with any action taken, suffered or omitted by the Trustee hereunder.
          As security for the performance of the obligations of the Company under this Section 606, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on particular Securities.
          The provisions of this Section shall survive the termination of this Indenture.
          SECTION 607. Conflicting Interests.
          The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.
          SECTION 608. Corporate Trustee Required; Eligibility; Conflicting Interests.
          There shall at all times be a Trustee hereunder qualified or to be qualified under TIA Section 310(a)(1) and which, to the extent there is such an institution eligible and willing to serve, shall have a combined capital and surplus of at least $50,000,000. If such Trustee publishes or files reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 608, the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published or filed. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 608, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 609. Resignation and Removal; Appointment of Successor.
          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 610.
          (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
          (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee may, at the expense of the Company, petition a court of competent jurisdiction for the appointment of a successor Trustee.
          (d) If at any time:
     (1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or
     (2) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or
     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to all Securities, or (ii) subject to TIA Section 514, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.
          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 610, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
          (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to the Holders of Securities of such series in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.
          SECTION 610. Acceptance of Appointment by Successor.
          (a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided, however, that the retiring Trustee shall continue to be entitled to the benefit of Section 606; but, on the request of the Company or the successor Trustee and after payment of all amounts due and payable to such retiring Trustee pursuant to Section 606 (collectively, the “Trustee Payments”), such retiring Trustee shall, upon payment of any additional charges therefor, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
          (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series and after receipt by the retiring Trustee of the Trustee Payments, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee and after receipt by the retiring Trustee of all Trustee Payments, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.
          (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.
          (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
          SECTION 611. Merger, Conversion, Consolidation or Succession to Business.
          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any of the Securities shall not have been authenticated by such predecessor Trustee, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
          SECTION 612. Appointment of Authenticating Agent.
          At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series and the

Trustee shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by an Authorized Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be reasonably acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes or files reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published or filed. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.
          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
          The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

          If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:
          Dated:
          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By

as Authenticating Agent

By

Authorized Officer
          SECTION 613. Preferential Collection of Claims Against Company.
          If and when the Trustee shall be or become a creditor of the Company (or any other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).
ARTICLE SEVEN
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY
          SECTION 701. Disclosure of Names and Addresses of Holders.
          Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312.

          SECTION 702. Reports by Trustee.
          Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit to the Holders of Securities, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).
          SECTION 703. Reports by Company.
          The Company shall:
     (1) file with the Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;
     (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
     (3) transmit to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to Subsections (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.
ARTICLE EIGHT
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
          SECTION 801. Company May Consolidate, Etc., Only on Certain Terms.
          The Company shall not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person, unless:

     (1) Immediately after giving effect to such transaction, no Event of Default (or event that with notice or lapse of time, or both, would become an Event of Default) shall have happened and be continuing;
     (2) The corporation or other entity formed by such consolidation or into which the Company is merged, or the Person to which such properties and assets will have been conveyed, transferred or leased, assumes the Company’s obligation as to the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all the Securities and the performance and observance of every covenant to be performed by the Company under this Indenture, and will be organized under the laws of the United States, one of the states thereof or the District of Columbia; and
     (3) The Company has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
          This Section shall only apply to a merger or consolidation in which the Company is not the surviving entity and to conveyances, leases and transfers by the Company as transferor or lessor.
          SECTION 802. Rights and Duties of Successor Corporation.
          In case of any such consolidation, merger, conveyance or transfer to which Section 801 applies and upon any such assumption by the successor corporation or Person, such successor corporation or Person shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company and the predecessor corporation shall be relieved of any further obligation under this Indenture. Such successor corporation or Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation or Person, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation or Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. As used in this Section, “successor corporation or Person” means the entity formed by such consolidation or into which the Company is merged, or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety, as the case may be, in each case as provided in Section 801.

          SECTION 803. Securities to be Secured in Certain Events.
          If, upon any such consolidation of the Company with, or merger of the Company into, any other entity, or upon any conveyance, transfer or lease of the property of the Company substantially as the entirety to any other Person, any Principal Property of the Company or any Restricted Securities owned immediately prior thereto, would become or be subject to any Lien securing Indebtedness, then unless such Lien could be created pursuant to Section 1006 without equally and ratably securing the Securities (or, in the case of Securities of any series that are subordinated in right of payment to the Indebtedness secured by such Lien, on a subordinated basis to such Lien), the Company prior to or simultaneously with such transaction will, as to such Principal Property or Restricted Securities, secure the Securities Outstanding hereunder that have the benefit of Section 1006 (together with, if the Company shall so determine, any other Indebtedness of the Company now existing or hereafter created) equally and ratably with (or prior to or, in the case of Securities of any series that are subordinated in right of payment to the Indebtedness secured by such Lien or in the case of other Indebtedness of the Company that is subordinated to the Securities, on a subordinated basis to such Lien securing) the Indebtedness which upon such event is to become secured as to such Principal Property or Restricted Securities by such Lien, or will cause such Securities to be so secured.
ARTICLE NINE
SUPPLEMENTAL INDENTURES
          SECTION 901. Supplemental Indentures Without Consent of Holders.
          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
     (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or
     (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are being included solely for the benefit of such series) or to surrender any right or power herein or in the Securities of any series conferred upon the Company; or
     (3) to add any additional Events of Default (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are being included solely for the benefit of such series); or
     (4) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective with respect to any series only if there is no Security Outstanding of such series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or
     (5) to secure the Securities of any series pursuant to the requirements of Section 803 or 1006 or otherwise; or
     (6) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or
     (7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 610(b); or
     (8) to close this Indenture with respect to the authentication and delivery of additional series of Securities; or
     (9) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or
     (10) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 401, 1402 and 1403; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect; or
     (11) to make any other change that does not adversely affect the rights of any Holder.
          SECTION 902. Supplemental Indentures with Consent of Holders.
          With the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities of the series affected by such supplemental indenture (including any consents obtained in connection with a tender or exchange offer for Outstanding Securities), by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture applicable to such series or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture amendment or waiver shall, without the consent of the Holder of each Outstanding Security of such series affected thereby:
     (1) change the Stated Maturity of the principal of (or premium, if any) or any installment of interest on any Security, or reduce the principal amount thereof (or premium, if any) or the rate of interest, if any, thereon, or change any obligation of the Company to pay Additional Amounts as contemplated by Section 1008 (except as contemplated by Section 801(2) and permitted by Section 901(1)), or reduce the amount of the principal of an Indexed Security or an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 504, or adversely affect any right of repayment at the option of any Holder of any Security, or change any Place of Payment where, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date, as the case may be), or adversely affect any right to convert or exchange any Security as may be provided pursuant to Section 301 herein, or
     (2) reduce the percentage in principal amount of the Outstanding Securities of such series, the consent of whose Holders is required for any such supplemental indenture, or
     (3) modify any of the provisions of this Section 902, Section 503 (second paragraph only), Section 513 or Section 1009, except to increase any percentage provided therein, or modify Section 508.
          A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture as applicable to a particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
          SECTION 903. Execution of Supplemental Indentures.
          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 602 hereof) shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, protections, privileges, indemnities, benefits or immunities under this Indenture or otherwise.
          SECTION 904. Effect of Supplemental Indentures.
          Any Holder which has consented to an amendment or waiver pursuant to Section 902 or any subsequent Holder of a Security evidencing the same debt may revoke the consent as to its Security or portion of a Security; provided that any revocation of a consent by the Holder of a

Security or any such subsequent Holder shall be effective only if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from the Company certifying that the requisite number of consents have been received. If a record date is fixed in connection with any such consent pursuant to Section 105 hereof, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.
          Any amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of any conditions to effectiveness as set forth in this Indenture or any indenture supplemental hereto containing such amendment, supplement or waiver and (iii) execution of such amendment or waiver (or the related supplemental indenture) by the Company and the Trustee.
          After an amendment or waiver becomes effective in the manner described in the immediately preceding paragraph, it shall bind every Holder of Securities theretofore or thereafter authenticated and delivered hereunder, unless it makes a change described in any of clauses (1) through (3) of Section 902, in which case, the amendment or waiver shall bind a Holder of a Security who is affected thereby, and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, only if such Holder or any such subsequent Holder has consented to such amendment or waiver; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.
          SECTION 905. Conformity with Trust Indenture Act.
          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.
          SECTION 906. Reference in Securities to Supplemental Indentures.
          Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.
          SECTION 907. Notice of Supplemental Indentures.
          Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

ARTICLE TEN
COVENANTS
          SECTION 1001. Payment of Principal, Premium and Interest.
          The Company covenants and agrees, as to each series of Securities, that it will duly and punctually pay the principal of (and premium, if any, on) and interest, if any, on the Securities of such series in accordance with the terms of such Securities and this Indenture.
          SECTION 1002. Maintenance of Office or Agency.
          The Company will maintain, as to each series of Securities, in each Place of Payment for each series of Securities an office or agency where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served.
          The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
          The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to any Securities pursuant to Section 301 with respect to a series of Securities, the Company hereby designates as Places of Payment for each series of Securities the office or agency of the Trustee in the Borough of Manhattan, the City of New York, and initially appoints the Trustee at its Corporate Trust Office in Atlanta, Georgia and at the office of its agent in the Borough of Manhattan, the City of New York as Paying Agent in each such city as its agent to receive all such presentations, surrenders, notices and demands.
          SECTION 1003. Money for Security Payments to Be Held in Trust.
          If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it shall, before each due date of the principal of (and premium, if any, on) and interest, if any, on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum (except as otherwise specified pursuant to Section 301 for the Securities of such series) sufficient to pay the principal of (and premium, if any, on) and interest, if any, on Securities of such Series so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
          Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to or on each due date of the principal of (and premium, if any, on) and interest, if any, on any Securities of such series, deposit with the Paying Agent, a sum sufficient to pay the principal (and premium, if any, on) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) will promptly notify the Trustee of its action or failure so to act.
          The Company shall cause each Paying Agent (other than the Trustee) for any series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
     (1) hold all sums held by it for the payment of the principal of (and premium, if any, on) and interest, if any, on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
     (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal (and premium, if any, on) and interest, if any, on the Securities of such series; and
     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any, on) and interest, if any, on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any, on) or interest has become due and payable, shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
          SECTION 1004. Statement as to Compliance.
          The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, commencing with its fiscal year ending after the date hereof, a brief certificate from any two of its principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the compliance by the Company with all conditions and covenants under this Indenture. For purposes of this Section 1004, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.
          SECTION 1005. Corporate Existence.
          Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises and the respective corporate existence, rights (charter and statutory) and franchises of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such existence of any Restricted Subsidiary or any right or franchise of the Company or any Restricted Subsidiary, if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries as a whole and not disadvantageous in any material respect to the Holders.
          SECTION 1006. Limitations on Liens.
          The Company covenants and agrees that it will not, and will not permit any Restricted Subsidiary to, create, incur, issue or assume any Indebtedness secured by any Lien on any Principal Property, or on shares of stock or Indebtedness of any Restricted Subsidiary (“Restricted Securities”), without making effective provision for the Outstanding Securities (other than Securities of any series not entitled to the benefit of this Section) to be secured by a Lien equally and ratably with, or prior to (or in the case of Securities of any series that are subordinated in right of payment to the Indebtedness secured by such Lien, by a Lien subordinated to), the Lien securing such Indebtedness for so long as such Indebtedness is so secured, except that the foregoing restriction shall not apply to:
     (1) Any Lien existing on the date of the first issuance of Securities of the relevant series under this Indenture, or existing on such other date as may be specified in any supplemental indenture, Board Resolution or Officers’ Certificate with respect to such series;
     (2) Any Lien on any Principal Property or Restricted Securities of any Person existing at the time such Person is merged or consolidated with or into the Company or a Restricted Subsidiary, or becomes a Restricted Subsidiary, or arising thereafter otherwise than in connection with the borrowing of money arranged thereafter and pursuant to contractual commitments entered into prior to and not in contemplation of such Person’s becoming a Restricted Subsidiary;

     (3) Any Lien on any Principal Property or Restricted Securities existing at the time of acquisition of such Principal Property or Restricted Securities by the Company or a Restricted Subsidiary, whether or not assumed by the Company or such Restricted Subsidiary, provided that no such Lien may extend to any other Principal Property or Restricted Securities of the Company or any Restricted Subsidiary;
     (4) Any Lien on any Principal Property (including any improvements on an existing Principal Property) of the Company or any Restricted Subsidiary, and any Lien on Restricted Securities of a Restricted Subsidiary that was formed or is held for the purpose of acquiring and holding such Principal Property, in each case to secure all or any part of the cost of acquisition, development, operation, construction, alteration, repair or improvement of all or any part of such Principal Property (or to secure Indebtedness incurred by the Company or a Restricted Subsidiary for the purpose of financing all or any part of such cost); provided that such Lien is created prior to, at the time of, or within 12 months after the latest of, the acquisition, completion of construction or improvement or commencement of commercial operation of such Principal Property and provided, further, that no such Lien may extend to any other Principal Property of the Company or any Restricted Subsidiary, other than any currently unimproved real property on which the Principal Property has been constructed or developed or the improvement is located;
     (5) Any Lien on any Principal Property or Restricted Securities to secure Indebtedness owing to the Company or to a Restricted Subsidiary;
     (6) Any Lien in favor of a governmental body to secure advances or other payments under any contract or statute or to secure Indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such Lien;
     (7) Any Lien created in connection with a project financed with, and created to secure, Non-Recourse Indebtedness;
     (8) Any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (1) through (8), provided that the Indebtedness secured thereby may not exceed the principal amount of Indebtedness so secured at the time of such renewal or refunding, plus any premium, cost or expense in connection with such extensions, renewals, substitutions or replacements and that such renewal or refunding Lien must be limited to all or any part of the same property and improvements, shares of stock or Indebtedness that secured the Lien renewed or refunded; and
     (9) Any Lien not permitted above securing Indebtedness that, together with the aggregate outstanding principal amount of other secured Indebtedness that would otherwise be subject to the foregoing restrictions (excluding Indebtedness secured by Liens permitted under the foregoing exceptions) and the Attributable Debt in respect of all Sale and Leaseback Transactions (not including Attributable Debt in respect of any such Sale and Leaseback Transactions described in clause (iii) and (iv) of Section 1007) would not then exceed 15% of Consolidated Net Tangible Assets.

          This Section 1006 shall not apply to any series of Securities that, pursuant to the applicable supplemental indenture, Board Resolution or Officers’ Certificate, does not have the benefit of this Section.
          SECTION 1007. Limitation on Sale and Leaseback Transactions.
          The Company covenants and agrees that it will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless (i) the Company or a Restricted Subsidiary would be entitled, without securing the Outstanding Securities of any series, to incur Indebtedness secured by a Lien on the Principal Property that is the subject of such Sale and Leaseback Transaction pursuant to the provisions of Section 1006; (ii) the Attributable Debt associated with the Sale and Leaseback Transaction would be in an amount permitted under Section 1006(9); (iii) the proceeds received in respect of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction are used for the business and operations of the Company or any Subsidiary; or (iv) within 12 months after the sale or transfer, an amount equal to the proceeds received in respect of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction is applied to the prepayment (other than mandatory prepayment pursuant to Section 1201) of any Outstanding Securities or Funded Indebtedness that is owed by the Company or a Restricted Subsidiary (other than Funded Indebtedness that is held by the Company or any Restricted Subsidiary or Funded Indebtedness of the Company that is subordinate in right of payment to any Outstanding Securities that are entitled to the benefits of this Section 1007).
          This Section 1007 shall not apply to any series of Securities that, pursuant to the applicable supplemental indenture, Board Resolution or Officers’ Certificate, does not have the benefit of this Section.
          SECTION 1008. Additional Amounts.
          If any Securities of a series provide for the payment of additional amounts to any Holder who is not a United States person in respect of any tax, assessment or governmental charge (“Additional Amounts”), the Company shall pay to the Holder of any Security of such series such Additional Amounts as may be specified pursuant to Section 301. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of (and premium, if any, on) or interest, if any, on, or in respect of, any Security of a series or the net proceeds received on the sale or exchange of any Security of a series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for by the terms of such series established pursuant to Section 301 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made. Except as otherwise specified pursuant to Section 301, if the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date, if any, with respect to Securities of such series (or if the Securities of such series do not bear interest or will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of interest or principal and any premium if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company shall furnish the Trustee and the Paying Agent or Paying Agents, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and the Paying Agent or Paying Agents whether such payment of principal of (and premium, if any, on) or interest, if any, on the Securities of such series shall be made to Holders of Securities of such series who are not United States persons without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of the series. If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities of such series and the Company shall pay to the Trustee or the Paying Agent or Paying Agents the Additional Amounts required by the terms of such Securities. In the event that the Trustee or any Paying Agent, as the case may be, shall not so receive the above-mentioned certificate, then the Trustee or such Paying Agent shall be entitled (i) to assume that no such withholding or deduction is required with respect to any payment of principal, premium or interest with respect to any Securities of a series until it shall have received a certificate advising otherwise and (ii) to make all payments of principal, premium and interest with respect to the Securities of a series without withholding or deductions until otherwise advised. The Company hereby covenants and agrees to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability, cost or expense reasonably incurred without negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section.
          SECTION 1009. Waiver of Certain Covenants.
          The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 803 or Sections 1005 to 1007, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of all Outstanding Securities of the series affected, by Act of such Holders, waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
ARTICLE ELEVEN
REDEMPTION OF SECURITIES
          SECTION 1101. Applicability of Article.
          Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with the terms of such Securities and in accordance with this Article.
          SECTION 1102. Election to Redeem; Notice to Trustee.
          The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company, the

Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1103. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate and Opinion of Counsel evidencing compliance with such restriction.
          SECTION 1103. Selection by Trustee of Securities to Be Redeemed.
          If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than the minimum authorized denomination for Securities of such series established pursuant to Section 301.
          The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.
          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.
          SECTION 1104. Notice of Redemption.
          Notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.
          All notices of redemption shall identify the Securities (including CUSIP number, if any) to be redeemed and shall state:
     (1) the Redemption Date,
     (2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1106, if any,
     (3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

     (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,
     (5) that on the Redemption Date, the Redemption Price and accrued interest, if any, to the Redemption Date payable as provided in Section 1106 will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,
     (6) the Place or Places of Payment where such Securities maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any, and
     (7) that the redemption is for a sinking fund, if such is the case.
          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee, in the name and at the expense of the Company, upon delivery to the Trustee at least 40 days prior to the Redemption Date, or such shorter period as may be satisfactory to the Trustee, of written direction to give, and a complete copy of, such notice.
          SECTION 1105. Deposit of Redemption Price.
          Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest, if any, on, all the Securities which are to be redeemed on that date.
          SECTION 1106. Securities Payable on Redemption Date.
          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall, if the same were interest-bearing, cease to bear interest, and except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 308.
          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in such Security.

          SECTION 1107. Securities Redeemed in Part.
          Any Security which is to be redeemed only in part (pursuant to the provisions of this Article or of Article Twelve) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.
ARTICLE TWELVE
SINKING FUNDS
          SECTION 1201. Applicability of Article.
          Retirements of Securities of any series pursuant to any sinking fund shall be made in accordance with the terms of such Securities and in accordance with this Article.
          The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

          SECTION 1202. Satisfaction of Sinking Fund Payments with Securities.
          Subject to Section 1203, in lieu of making all or any part of any mandatory sinking fund payment with respect to any Securities of a series in cash, the Company may at its option (1) deliver to the Trustee Outstanding Securities of a series (other than any previously called for redemption) theretofore purchased or otherwise acquired by the Company and/or (2) receive credit for the principal amount of Securities of such series which have been previously delivered to the Trustee by the Company or for Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of the same series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided, however, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.
          SECTION 1203. Redemption of Securities for Sinking Fund.
          Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering or crediting Securities of that series pursuant to Section 1202 (which Securities will, if not previously delivered, accompany such certificate) and whether the Company intends to exercise its right to make a permitted optional sinking fund payment with respect to such series. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the Company to deliver such certificate, the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in Section 1202 and without the right to make any optional sinking fund payment, if any, with respect to such series.
          Not more than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.
          Prior to any sinking fund payment date, the Company shall pay to the Trustee or a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) in cash a sum equal to any interest that will accrue to the date fixed for redemption of Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 1203.
     Notwithstanding the foregoing, with respect to a sinking fund for any series of Securities, if at any time the amount of cash to be paid into such sinking fund on the next succeeding sinking fund payment date, together with any unused balance of any preceding sinking fund payment or payments for such series, does not exceed in the aggregate $100,000, the Trustee, unless requested by the Company, shall not give the next succeeding notice of the redemption of Securities of such series through the operation of the sinking fund. Any such unused balance of moneys deposited in such sinking fund shall be added to the sinking fund payment for such series to be made in cash on the next succeeding sinking fund payment date or, at the written request of the Company, shall be applied at any time or from time to time to the purchase of Securities of such series, by public or private purchase, in the open market or otherwise, at a purchase price for such Securities (excluding accrued interest and brokerage commissions, for which the Trustee or any Paying Agent will be promptly reimbursed by the Company) not in excess of the principal amount thereof.
ARTICLE THIRTEEN
REPAYMENT AT OPTION OF HOLDERS
          SECTION 1301. Applicability of Article.
          Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities and in accordance with this Article.
          SECTION 1302. Repayment of Securities.
          Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities. The Company covenants that on or before the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the principal (or, if so provided by the terms of the Securities of any series, a percentage of the principal) of and (except if the Repayment Date shall be an Interest Payment Date) accrued interest, if any, on, all the Securities or portions thereof, as the case may be, to be repaid on such date.
          SECTION 1303. Exercise of Option.
          Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities. To be repaid at the option of the Holder, any Security so providing for such repayment, with the “Option to Elect Repayment” form on the reverse of such Security duly completed by the Holder (or by the Holder’s attorney duly authorized in writing), must be received by the Company at the

Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Securities) not earlier than 45 days nor later than 30 days prior to the Repayment Date. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.
          SECTION 1304. When Securities Presented for Repayment Become Due and Payable.
          If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same were interest-bearing, cease to bear interest and except to the extent provided below, shall be void. Upon surrender of any such Security for repayment in accordance with such provisions, together with all coupons, if any, appertaining thereto maturing after the Repayment Date, the principal amount of such Security so to be repaid shall be paid by the Company, together with accrued interest, if any, to the Repayment Date; provided, however, that, in the case of Securities, installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 308.
          If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in such Security.
          SECTION 1305. Securities Repaid in Part.
          Upon surrender of any Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.
ARTICLE FOURTEEN
DEFEASANCE AND COVENANT DEFEASANCE
          SECTION 1401. Company’s Option to Effect Defeasance or Covenant Defeasance.
          The provisions of this Article Fourteen shall apply to each series of Securities, and the Company may, at its option, effect defeasance of the Securities of or within a series under Section 1402, or covenant defeasance of the Securities of or within a series under Section 1403, in accordance with the terms of such Securities and in accordance with this Article.
          SECTION 1402. Defeasance and Discharge.
          Upon the Company’s exercise of the above option applicable to this Section with respect to any series of Securities, the Company shall be deemed to have been discharged from its obligations with respect to such series of Outstanding Securities on the date the conditions set forth in Section 1404 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such series of Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1405 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Securities to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 305, 306, 307, 1002 and 1003 and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 1008, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Fourteen. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section 1402 notwithstanding the prior exercise of its option under Section 1403 with respect to such Securities.
          SECTION 1403. Covenant Defeasance.
          Upon the Company’s exercise under Section 1401 of the option applicable to this Section 1403 with respect to any Securities of or within a series, the Company shall be released from its obligations under Sections 1006 and 1007, and if specified pursuant to Section 301, its obligations under any other covenant, with respect to such Outstanding Securities on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed Outstanding for financial accounting purposes). For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(4) or Section 501(8) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.
          SECTION 1404. Conditions to Defeasance or Covenant Defeasance.
          The following shall be the conditions to application of either Section 1402 or Section 1403 to any series of Outstanding Securities:
     (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) an amount of money or (B) Government Obligations applicable to such Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of and premium, if any, and interest, if any, on such Securities, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, on such Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest, if any, and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to said payments with respect to such Securities. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1102 hereof, a notice of its election to redeem all or any portion of such Outstanding Securities at a future date in accordance with the terms of the Securities of such series and Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing;

     (2) No Default or Event of Default (other than a Default or Event of Default resulting from non-compliance with any covenant from which the Company will be released upon effectiveness of such defeasance or covenant defeasance pursuant to Section 1402 or 1403, as applicable) with respect to such Securities shall have occurred and be continuing on the date of such deposit;
     (3) No event or condition shall exist that would prevent the Company from making payments of the principal of (and premium, if any) or interest on such Securities on the date of such deposit;
     (4) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound;
     (5) the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and qualifications) to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 123rd day following the deposit and assuming that no Holder is an “insider” of the Company under applicable Bankruptcy Law, after the 123rd day following the deposit, the trust funds shall not be subject to the effect of Section 547 of the United States Bankruptcy Code or any analogous New York State law provision;
     (6) In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;
     (7) In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;
     (8) In the case of an election under either Section 1402 or 1403, the Company shall represent to the Trustee that the deposit made by the Company pursuant to its election under Section 1402 or 1403 was not made by the Company with the intent of preferring the Holders of Securities of any series over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; or

     (9) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1402 or the covenant defeasance under Section 1403 (as the case may be) have been complied with.
          SECTION 1405. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.
          Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1405, the “Trustee”) pursuant to Section 1404 in respect of such Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.
          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.
          Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.
          SECTION 1406. Reinstatement.
          If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1405 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1402 or 1403, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1405; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest, if any, on any such Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

          This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

ATMOS ENERGY CORPORATION
By:	/s/ LAURIE M. SHERWOOD
	Name:	Laurie M. Sherwood
	Title:	Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ RICHARD PROKOSCH
	Name:	Richard Prokosch
	Title:	Vice President